EXHIBIT 4.1

Stock Certificate

NUMBER		SHARES

HORNBECK OFFSHORE SERVICES, INC.
COMMON STOCK		SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 440543 10 6

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

HORNBECK OFFSHORE SERVICES, INC.

a corporation organized under the laws of the State of Delaware, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and shares represented hereby are subject to all the terms, conditions and limitations of the certificate of incorporation and the by-laws of the Corporation and amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents.

WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:
[HORNBECK OFFSHORE SERVICES, INC. SEAL]

VICE PRESIDENT AND CHIEF FINANCIAL OFFICER		PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE

HORNBECK OFFSHORE SERVICES, INC.

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF TWO CLASSES, COMMON STOCK AND PREFERRED STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

RIGHTS AGREEMENT

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Hornbeck Offshore Services, Inc. (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”), dated as of June 18, 2003, as it may from time to time be supplemented or amended (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the Company’s principal executive offices. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the registered holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder will become null and void and may not be transferred to any Person.

RESTRICTIONS ON TRANSFERABILITY

Article Twelve of the Corporation’s Certificate of Incorporation provides that any transfer of shares of Common Stock of the Corporation, or any interest therein, to an “Alien” (as defined in such Article) which would result in the percentage of outstanding shares owned or controlled by Aliens being in excess of a specified percentage will be void and ineffective. The Corporation will furnish a copy of said Article Twelve to the holder of this certificate without charge upon written request to the Corporation at its principal place of business or registered office.

In no event will the shares represented by this certificate be transferred upon the books of the Corporation unless the certificate of citizenship or a counterpart thereof is properly completed.

CERTIFICATE OF CITIZENSHIP OF TRANSFEREE

Hornbeck Offshore Services, Inc.

The undersigned hereby certifies to Hornbeck Offshore Services, Inc. that:

The undersigned	☐ IS	☐ IS NOT an “Alien”.
The undersigned	☐ DOES	☐ DOES NOT hold his shares of Common Stock of the Corporation, or any of them, for or on behalf of an “Alien”.

NOTE: If a portion of such shares are held for or on behalf of an “Alien”, complete the following:

             shares ARE NOT held for or on behalf of an “Alien”.              shares ARE held for or on behalf of an “Alien”.

The undersigned hereby agrees that, on request of the Corporation, the undersigned will furnish proof in support of this certification.

Date:	Sign here:

Signature(s) of Owner(s)
(If the owner is a corporation or a fiduciary, the title of the person signing on behalf of the owner must be stated)

Definition of an “Alien”: (1) any person (including an individual, a partnership, a corporation, a limited liability company or an association) who is not a United States citizen within the meaning of Section 2 of the Shipping Act of 1916, as amended or as it may hereafter be amended; (2) any foreign government of the representative thereof; (3) any corporation, the chief executive officer by any title or chairman of the board of directors of which is an Alien, or of which more than a minority of its directors necessary to constitute a quorum are Aliens; (4) any corporation organized under the laws of any foreign government; (5) any corporation of which 25% or greater interest is owned beneficially or of record, or may be voted by an Alien or Aliens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by an Alien or Aliens; (6) any partnership, limited liability company or association which is controlled by an Alien or Aliens or; (7) any person (including an individual, partnership, corporation, limited liability company or association) who acts as a representative of or fiduciary for any person described in clauses (1) through (6) above.

NOTICE: This certificate constitutes a basis for the Corporation’s representation to the United States Government that the share owner is a citizen within the meaning of the Shipping Act of 1916, as amended, and the Merchant Marine Act of 1936, as amended. Any person making a statement herein which he knows to be false may be proceeded against under Title 18 United States Code Section 1001 which section provides for a fine or up to five years imprisonment or both.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                    Shares

of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated
X
(Signature)
	NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.	X
(Signature)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: